UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2010

TriCo Bancshares
(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On July 29, 2010, TriCo Bancshares announced its quarterly earnings for the period ended  June 30, 2010.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01:  Financial Statements and Exhibits

(c)  Exhibits

99.1	Press release dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: August 2, 2010	By	/s/Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief FinancialOfficer (Principal Financial and Accounting Officer

PRESS RELEASE                                                                                                                              Contact:   Richard P. Smith
For Immediate Release                                                                                                                             President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. – (July 29, 2010) – TriCo Bancshares (NASDAQ: TCBK) (the "Company"), parent company of Tri Counties Bank (the “Bank”), today announced quarterly earnings of $1,320,000 for the quarter ended June 30, 2010.  This represents a decrease of $1,192,000 (48%) when compared with earnings of $2,512,000 for the quarter ended June 30, 2009.  Diluted earnings per share for the quarter ended June 30, 2010 decreased 50% to $0.08 compared to $0.16 for the quarter ended June 30, 2009.  Diluted earnings per share for the six months ended June 30, 2010 and 2009 were $0.18 and $0.34, respectively, on earnings of $2,878,000 and $5,394,000, respectively.

Total assets of the Company increased $136,804,000 (6.6%) to $2,224,645,000 at June 30, 2010 from $2,087,841,000 at June 30, 2009.  Total loans of the Company decreased $47,142,000 (3.0%) to $1,505,093,000 at June 30, 2010 from $1,552,235,000 at June 30, 2009. Total deposits of the Company increased $152,564,000 (8.8%) to $1,889,949,000 at June 30, 2010 from $1,737,385,000 at June 30, 2009.

Included in the Company’s results for the three and six month periods ended June 30, 2010 is the acquisition by Tri Counties Bank of the banking operations of Granite Community Bank (“Granite”), Granite Bay, California from the FDIC under a whole bank purchase and assumption agreement with loss sharing on May 28, 2010. With this acquisition, Tri Counties Bank added one traditional bank branch in each of Granite Bay, Roseville and Auburn, California. This acquisition is consistent with the Company’s community banking expansion strategy and provides further opportunity to fill in the Company’s market presence in the greater Sacramento, California market.  Additional information regarding the Granite acquisition is presented near the end of this announcement.

The following is a summary of the components of fully taxable equivalent (“FTE”) net income for the periods indicated (dollars in thousands):

	Three months ended June 30,
	2010	2009
Net Interest Income (FTE	$ 22,245	$23,288
Provision for loan losses	(10,000)	(7,850)
Noninterest income	8,104	7,996
Noninterest expense	(18,408)	(19,344)
Provision for income taxes (FTE)	(621)	(1,578
Net income	$1,320	$2,512

For the three months ended June 30, 2010, net income was $1,320,000, or $0.08 per diluted share, as compared to net income of $2,512,000, or $0.16 per diluted share for the three months ended June 30, 2009.  The decrease in net income for the three months ended June 30, 2010 compared to the same period of the prior year was the result of decreased net interest income, and increased provision for loan losses that were partially offset by increased noninterest income and decreased noninterest expense.   Noninterest income for the three month period ended June 30, 2010 includes a bargain purchase gain on acquisition of $232,000 relating to the acquisition of Granite. The Bank assumed certain assets and liabilities of Granite on May 28, 2010, and the results of the acquired operations are included in the Company’s financial results starting on May 28, 2010.

Net interest income (FTE) for the three months ended June 30, 2010 was $22,245,000, a decrease of $1,043,000 or 4.5% compared to the same period in 2009.  The results for the three month period ended June 30, 2010 as compared to the same period in 2009 are attributable to a change in the mix of interest-earning assets, with average loan balances decreasing and other categories of lower yielding assets increasing.  Net interest margin (net interest income as a percentage of average interest-earning assets) on a fully tax-equivalent basis was 4.41% for the three months ended June 30, 2010, a decrease of 41 basis points as compared to the same period in 2009. The decrease in net interest margin for the three months ended June 30, 2010 as compared to same period in 2009 was mainly due to a lower average yield earned on loans and a change in the mix of interest-earning assets away from loans and towards lower yielding interest-earning cash at the Federal Reserve Bank combined with continued deposit growth despite extremely low rates being offered by the Company for those deposits.  The Company is attempting to balance new customer acquisition and deposit growth with the opportunities it has, in the current economic environment, to invest or loan that deposit growth without undue risk and in a profitable manner.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the quarters ended June 30, 2010 and 2009:

	Quarter ended June 30, 2010			Quarter ended June 30, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate
Assets:
Loans	$1,463,475	$22,701	6.20%	$1,555,778	$25,218	6.48%
Securities	294,301	3,032	4.12%	267,896	3,301	4.93%
Cash at Fed and other banks	261,910	154	0.24%	109,959	55	0.20%
Total earning assets	2,019,686	25,887	5.13%	1,933,633	28,574	5.91%
Other assets	171,974			155,242
Total assets	2,169,660			2,088,875
Liabilities and shareholders' equity:
Interest-bearing demand
deposits	$386,788	$586	0.61%	$286,777	$444	0.63%
Savings deposits	541,710	613	0.45%	425,759	759	0.71%
Time deposits	544,320	1,528	1.12%	664,863	3,575	2.15%
Junior sub debt	41,238	313	3.04%	41,238	396	3.84%
Other borrowings	61,629	602	3.91%	73,565	112	0.61%
Total interest-bearing
liabilities	$1,575,685	3,642	0.92%	$1,489,202	5,286	1.42%
Noninterest-bearing
deposits	376,300			361,035
Other liabilities	36,147			35,042
Shareholders' equity	203,528			203,596
Total liabilities and
shareholders' equity	$2,191,660			$2,088,875
Net interest rate spread			4.21%			4.49%
Net interest income/net
interest margin (FTE)		22,245	4.41%		23,288	4.82%
FTE adjustment		(111)			(142)
Net interest income before FTE adjustment		$22,134			$23,146

The provision for loan losses was $10,000,000 for the three months ended June 30, 2010, compared to $7,850,000 for the same period in 2009.  The increases in the provision for loan losses for the three month period ended June 30, 2010 as compared to the same period in 2009 were primarily the result of changes in the make-up of the loan portfolio and the Bank’s loss factors in reaction to increased losses in the construction, commercial real estate, commercial & industrial (C&I), home equity and auto indirect loan portfolios.  Management re-evaluates its loss ratios and assumptions quarterly and makes changes as appropriate based upon, among other things, changes in loss rates experienced, collateral support for underlying loans, changes and trends in the economy, and changes in the loan mix.

Noninterest income for the three months ended June 30, 2010 was $8,104,000, an increase of $108,000, or 1%, as compared to the same period in 2009. The following table presents the key components of noninterest income for the three months ended June 30, 2010 and 2009:

	Three months ended June 30,		Change	Change
(Dollars in thousands)	2010	2009	Amount	Percent
Service charges on deposit accounts	$4,443	$4,136	$307	7%
ATM fees and interchange revenue	1,531	1,222	309	25%
Other service fees	678	553	125	23%
Change in value of mortgage servicing rights	(569)	271	(840)	(310%)
Gain on sale of loans	577	948	(371)	(39%)
Commissions on sale of nondeposit investment products	362	492	(130)	(26%)
Increase in cash value of life insurance	426	270	156	58%
Gain (loss) on disposition of foreclosed assets	310	(4)	314
Bargain purchase gain on acquisition	232	0	232
Other noninterest income	114	108	6	6%
Total noninterest income	$8,104	$7,996	$108	1%

The increase in service charges in the three months ended June 30, 2010 over the same period in 2009 is mainly due to an increase in nonsufficient funds per item fees that took effect in April 2009.  ATM fees and interchange revenue increased due to increased customer point-of-sale transactions that are the result of incentives for such usage.  Other service fees increase mainly due to increased loan servicing fees from higher balances of loans being serviced.  Change in value of mortgage servicing rights decreased primarily due to decreased residential mortgage rates that are expected to increase the pace of future mortgage refinancing that in turn adversely effect the value of mortgage servicing rights.  Gain on sale of loans decreased due to decreased mortgage refinancing when compared to prior year similar periods.  The improvement in increase in cash value of life insurance is due to increased earnings rates from such insurance policies.

Noninterest expense for the three months ended June 30, 2010 was $18,408,000, a decrease of $936,000, or 5%, as compared to the same period in 2009.  The following table presents the key components of noninterest expense for the three months ended June 30, 2010 and 2009:

	Three months ended June 30,		Change	Change
(dollars in thousands)	2010	2009	Amount	Percent
Base salaries, net of deferred loan origination costs	$6,990	$6,676	$314	5%
Incentive compensation	526	916	(390)	(43%)
Benefits and other compensation costs	2,469	2,477	(8)	(1%)
Total salaries and related benefits	9,985	10,069	(84)	(1%)
Occupancy	1,407	1,269	138	11%
Equipment	1,060	905	155	17%
Telecommunications	461	433	28	7%
Data processing and software	661	664	(3)	(1%)
Provisions for losses – unfunded commitments	(800	400	(1,200)	(300%)
ATM network charges	446	589	(143)	(24%)
Professional fees	704	423	281	66%
Advertising and marketing	627	514	113	22%
Courier service	201	212	(11)	(5%)
Postage	311	228	83	36%
Intangible amortization	72	64	8	13%
Operational losses	120	90	30	33%
Provision for foreclosed asset losses	55	-	55	-
Foreclosed asset expense	66	33	33	100%
Assessments	812	1,288	(476)	(37%)
Other	2,220	2,163	57	3%
Total other noninterest expense	8,423	9,275	(852)	(9)
Total noninterest expense	$18,408	$19,344	($936)	(5)
Average full time equivalent staff	655	639

Salaries and related benefits decreased $84,000, or 1% in the three months ending June 30, 2010, as compared to the same period in the prior year. The increase was due to a two percent increase in average full time equivalent staff, primarily in new branches and loan collection functions, and annual salary merit increases that were substantially offset by reduced incentive compensation in all product lines.  The May 28, 2010 acquisition of Granite added $80,000 to salaries and benefits expense through June 30, 2010.

Occupancy and equipment expenses increased for the three months ended June 30, 2010, as compared to the same period in the prior year, primarily due to four new branch openings, one each in the third and fourth quarters of 2009 and one each in the first and second quarters of 2010, and three branches and one admin facility acquired in the Granite acquisition on May 28, 2010.  The decrease in provision for losses – unfunded commitments was due to reduced estimates of future uses of such commitments and reduced estimates of loss rates on such future commitments.  The increase in professional fees is mainly due to legal fees related to loan collection efforts.   The May 28, 2010 acquisition of Granite added expenses totaling $77,000 in various categories other noninterest expense through June 30, 2010.

The effective tax rate for the three months ended June 30, 2010 was 27.9% and reflects a decrease from 36.4% for the three months ended June 30, 2009.  The provision for income taxes for all periods presented is primarily attributable to the respective level of earnings and the incidence of allowable deductions, particularly from increase in cash value of life insurance, tax-exempt loans and state and municipal securities.

The assets acquired and liabilities assumed in the Granite acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The acquired loan portfolio and foreclosed assets are referred to as “covered loans” and “covered foreclosed assets”, respectively, and are presented as separate line items in the Company’s consolidated balance sheet. Collectively these balances are referred to as “covered assets”.

The Company did not immediately acquire all the real estate, banking facilities, furniture or equipment of Granite as part of the purchase and assumption agreement. However, the Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC. The term of this option expires 90 days from the acquisition dates, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment that the Bank may purchase from the FDIC will be based on current appraisals and determined at a later date.

The operations of Granite are included in the Company’s operating results from May 28, 2010, and added revenue of $595,000, including a bargain purchase gain of $232,000, and noninterest expense of $157,000, that resulted in a contribution to net income after-tax of $254,000 for the second quarter of 2010. Such operating results are not necessarily indicative of future operating results. Granite’s results of operations prior to the acquisition are not included in the Company’s operating results.  The assets acquired and liabilities assumed in the Granite acquisition, both tangible and intangible, were recorded on the Company’s balance sheet at their estimated fair values on the acquisition date as follows (in thousands):

Asset acquired:	May 28, 2010
Cash and cash equivalents	$18,764
Investment securities	3,650
Covered loans	64,802
Premises and equipment	17
Core deposit intangible	562
Covered foreclosed assets	4,629
FDIC indemnification asset	7,466
Other assets	392
Total assets acquired	$100,282

Liabilities assumed:
Deposits	95,001
Other borrowings	5,000
Other liabilities	49
Total liabilities assumed	100,050
Net assets acquired/bargain purchase gain	$232

The fair value amounts for assets acquired and liabilities assumed in the Granite acquisition are subject to change for up to one year after the closing date of the acquisition as additional information relating to closing date fair values becomes available. The amounts are also subject to adjustments based upon final settlement with the FDIC. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome.  The Company’s actual results could differ materially from those suggested by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2009.  These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.  Any forward-looking statement may turn out to be wrong and cannot be guaranteed.  The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 35-year history in the banking industry. It operates 35 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 70 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)
	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Statement of Income Data
Interest income	$25,776	$25,936	$27,130	$27,889	$28,432
Interest expense	3,642	3,958	4,661	4,784	5,286
Net interest income	22,134	21,978	22,469	23,105	23,146
Provision for loan losses	10,000	8,500	7,800	8,000	7,850
Noninterest income:
Service charges and fees	6,082	5,735	5,943	5,645	6,182
Other income	2,022	1,812	1,982	2,148	1,814
Total noninterest income	8,104	7,547	7,925	7,793	7,996
Noninterest expense:
Base salaries net of deferred
loan origination costs	6,990	6,974	7,031	6,827	6,676
Incentive compensation expense	526	546	308	980	916
Employee benefits and other
compensation expense	2,469	2,630	2,350	2,456	2,477
Total salaries and benefits expense	9,985	10,150	9,689	10,263	10,069
Intangible amortization	72	65	65	65	64
Provision for losses -
unfunded commitments	(800)	-	-	500	400
Other expense	9,151	8,588	9,774	8,549	8,811
Total noninterest expense	18,408	18,803	19,528	19,377	19,344
Income before taxes	1,830	2,222	3,066	3,521	3,948
Net income	$1,320	$1,558	$2,313	$2,255	$2,512
Share Data
Basic earnings per share	$0.08	$0.10	$0.15	$0.14	$0.16
Diluted earnings per share	$0.08	$0.10	$0.14	$0.14	$0.16
Book value per common share	$12.76	$12.63	$12.71	$12.79	$12.67
Tangible book value per common share	$11.74	$11.63	$11.71	$11.78	$11.66
Shares outstanding	15,860,138	15,860,138	15,787,753	15,787,753	15,782,753
Weighted average shares	15,860,138	15,822,789	15,787,753	15,787,264	15,782,753
Weighted average diluted shares	16,107,909	16,073,875	16,012,078	16,015,952	15,997,437
Credit Quality
Non-performing non-covered loans, net
of government agency guarantees	$68,034	$65,431	$44,896	$46,607	$43,373
Non-covered foreclosed assets, net of allowance	5,621	5,579	3,726	2,372	2,622
Loans charged-off	8,424	8,101	7,258	7,471	7,308
Loans recovered	$513	$468	$380	$398	$308
Allowance for losses to total non-covered loans(1)	2.87%	2.75%	2.61%	2.49%	2.37%
Allowance for losses to non-covered NPLs(1)	61%	61%	87%	82%	85%
Allowance for losses to non-covered NPAs(1)	56%	56%	80%	78%	80%
Selected Financial Ratios
Return on average total assets	0.24%	0.29%	0.43%	0.43%	0.48%
Return on average equity	2.61%	3.05%	4.51%	4.43%	4.94%
Average yield on loans	6.20%	6.21%	6.46%	6.48%	6.48%
Average yield on interest-earning assets	5.13%	5.19%	5.48%	5.70%	5.91%
Average rate on interest-bearing liabilities	0.92%	1.02%	1.22%	1.27%	1.42%
Net interest margin (fully tax-equivalent)	4.41%	4.40%	4.55%	4.72%	4.82%
(1)	Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)
	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheet Data	2010	2010	2009	2009	2009
Cash and due from banks	$322,644	$308,664	$346,589	$234,570	$182,923
Securities, available-for-sale	275,783	292,065	211,622	230,962	252,104
Federal Home Loan Bank Stock	9,523	9,274	9,274	9,274	9,274
Loans held for sale	4,153	-	-	-	-
Loans
Commercial loans	151,349	147,988	163,181	171,583	172,732
Consumer loans	436,598	444,831	458,083	473,411	486,548
Real estate mortgage loans	810,469	813,770	820,016	814,132	813,898
Real estate construction loans	40,116	48,600	58,931	72,086	79,057
Total non-covered loans, gross	1,438,532	1,455,189	1,500,211	1,531,212	1,552,235
Allowance for loan losses	(38,430)	(36,340)	(35,473)	(34,551)	(33,624)
Covered loans	62,408	-	-	-	-
Non-covered foreclosed assets	5,621	5,579	3,726	2,372	2,622
Covered foreclosed assets	4,324	-	-	-	-
Premises and equipment	19,001	19,178	18,742	18,102	18,208
Cash value of life insurance	49,546	49,120	48,694	47,635	47,365
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	750	260	325	389	454
Mortgage servicing rights	4,033	4,310	4,089	4,033	3,895
FDIC indemnification asset	7,515	-	-	-	-
Accrued interest receivable	7,472	7,715	7,763	7,666	7,575
Other assets	36,251	39,054	39,439	28,483	29,291
Total assets	2,224,645	2,169,587	2,170,520	2,095,666	2,087,841
Deposits
Noninterest-bearing demand deposits	386,617	378,695	377,334	349,949	358,618
Interest-bearing demand deposits	383,578	375,313	359,179	314,160	291,641
Savings deposits	552,616	533,115	511,671	473,915	431,424
Time certificates	567,138	546,174	580,328	613,871	655,702
Total deposits	1,889,949	1,833,297	1,828,512	1,751,895	1,737,385
Accrued interest payable	2,487	3,064	3,614	4,136	5,094
Reserve for unfunded commitments	2,840	3,640	3,640	3,640	3,140
Other liabilities	25,257	27,112	26,114	26,623	27,107
Other borrowings	60,452	60,952	66,753	66,197	73,898
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,022,223	1,969,303	1,969,871	1,893,729	1,887,862
Total shareholders' equity	202,422	200,284	200,649	201,937	199,979
Accumulated other
comprehensive gain (loss)	4,132	2,053	2,278	3,934	2,322
Average loans	1,463,473	1,469,685	1,508,472	1,538,239	1,555,778
Average interest-earning assets	2,019,684	2,008,896	1,988,011	1,969,043	1,933,633
Average total assets	2,191,660	2,169,138	2,135,622	2,099,053	2,088,875
Average deposits	1,849,118	1,825,190	1,784,271	1,744,336	1,735,434
Average total equity	$203,528	$204,200	$205,256	$203,452	$203,596
Total risk based capital ratio	13.6%	13.5%	13.4%	13.2%	12.9%
Tier 1 capital ratio	12.3%	12.3%	12.1%	11.9%	11.6%
Tier 1 leverage ratio	10.2%	10.3%	10.5%	10.6%	10.7%
Tangible capital ratio	8.4%	8.6%	8.6%	8.9%	8.9%